QUAD CITY HOLDINGS, INC.



                                September 9, 1998




Dear Stockholder:

         On behalf of the Board of Directors and management of Quad City Holdings, Inc., we cordially invite you to attend the Annual Meeting of Stockholders of Quad City Holdings, Inc. to be held at 10:00 a.m. on October 21, 1998, at the Jumer's Castle Lodge located at 900 Spruce Hills Drive, Bettendorf, Iowa. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of the Company's 1998 Annual Report to Stockholders for your review. At the meeting we shall report on Company operations and the outlook for the year ahead.

         Your Board of Directors has nominated two persons to serve as Class II directors, each of whom are incumbent directors. Your Board of Directors also proposes to amend Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 2,500,000 to 5,000,000 shares. If the proposed amendment to increase the authorized shares is approved, the Company expects to declare a three-for-two stock split in the form of a stock dividend in the near future. We recommend you vote your shares for the director nominees and in favor of the proposed amendment.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD in the enclosed envelope. This will assure that your shares are represented at the meeting.

         We look forward with pleasure to seeing and visiting with you at the meeting.


Very truly yours,



/s/ Michael A. Bauer                                 /s/ Douglas M. Hultquist
---------------------                                ---------------------------
Michael A. Bauer                                     Douglas M. Hultquist
Chairman of the Board                                President

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 21, 1998



To the stockholders of

         QUAD CITY HOLDINGS, INC.

         The Annual Meeting of Stockholders of Quad City Holdings, Inc., a Delaware corporation (the "Company"), will be held at the Jumer's Castle Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa on Wednesday, October 21, 1998, at 10:00 a.m., local time, for the following purposes:


         1.       to elect two (2) Class II directors for a term of three years.

                  2. to amend Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $1.00 par value per share, from 2,500,000 to 5,000,000 shares. If the proposed amendment is approved, the Company expects to declare a three-for-two stock split in the form of a stock dividend in the near future.

                  3. to transact such other business as may properly be brought before the meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on September 2, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.


                                              By order of the Board of Directors


                                              /s/ Richard R. Horst
                                              ----------------------------------
                                              Richard R. Horst
                                              Secretary


Moline, Illinois
September 9, 1998

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Quad City Holdings, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Jumer's Castle Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa, 52722, on Wednesday, October 21, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

         If you do not expect to be present at this meeting, please sign and date the enclosed proxy and return it in the accompanying postage paid return envelope as promptly as possible. You have the power to revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company, provided such written notice is received by the Secretary prior to the annual meeting or any adjournments or postponements thereof, by submitting a later dated proxy or by attending the annual meeting and choosing to vote in person. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

         The Company's principal executive office is located at 3551-7th Street, Moline, Illinois 61265. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about September 9, 1998. The Company's 1998 Annual Report to Stockholders is enclosed.

         The Company, a Delaware corporation, is the holding company for Quad City Bank and Trust Company, an Iowa banking association located in Bettendorf, Iowa (the "Bank"), with banking locations in Davenport and Bettendorf, Iowa and in Moline, Illinois. Quad City Bancard, Inc. ("Bancard"), is a wholly owned subsidiary which functions as a credit card center that provides merchant acquiring services. The Bank and Bancard are collectively referred to as the "Subsidiaries".

         Only holders of the Company s Common Stock, par value $1.00 per share (the "Common Stock"), of record at the close of business on September 2, 1998, will be entitled to vote at the annual meeting or any adjournments or postponements of such meeting. On September 2, 1998, the Company had 1,520,474 shares of Common Stock issued and outstanding. For all matters to be voted upon at the annual meeting, each issued and outstanding share is entitled to one vote.

         All shares of Common Stock represented at the annual meeting by properly executed proxies received prior to or at the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees and for adoption of the proposal set forth in this Proxy Statement.

         A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. Directors shall be elected by a plurality of the votes present in person or represented by proxy. Approval of the amendment to the Company's Certificate of Incorporation requires the approval of a majority of the outstanding shares of Common Stock. In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting and entitled to vote on the subject matter shall be required to constitute stockholder approval. Abstentions will be treated as votes against a proposal and broker non-votes will have no effect on the vote.

                              ELECTION OF DIRECTORS

         At the Annual Meeting of Stockholders to be held on October 21, 1998, stockholders will be entitled to elect two (2) Class II directors for a term expiring in 2001. The Board has nominated Douglas M. Hultquist and John W.
Schricker to continue to serve as Class II directors. The directors of the Company are divided into three classes having staggered terms of three years. The Company has no knowledge that any of the nominees will refuse or be unable to serve, but if any becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years. The nominees, if elected at the Annual Meeting of Stockholders, will serve as Class II directors for a three year term expiring in 2001. The Board of Directors recommends that stockholders vote FOR each of the nominees for director.


                                                       NOMINEES

Name                                        Director               Positions with the Company
(Age)                                         Since                and the Subsidiaries
--------------------------                  --------               --------------------------------------------------
CLASS II
(Term Expires 2001)
Douglas M. Hultquist                          1993                 President, Chief Executive and Financial
(Age 43)                                                           Officer and Treasurer of the Company; Chairman
                                                                   of the Board and Chief Financial Officer of the
                                                                   Bank; Secretary and Treasurer of Bancard;
                                                                   Director of the Company, the Bank and Bancard
John W. Schricker                             1993                 President of Bancard; Director of the Company
(Age 52)                                                           and Bancard

                                               CONTINUING DIRECTORS

CLASS III
(Term Expires 1999)
Richard R. Horst                              1993                 Secretary of the Company; Director of the
(Age 47)                                                           Company and the Bank
Ronald G. Peterson                            1993                 Director of the Company and the Bank
(Age 54)
CLASS I
(Term Expires 2000)
Michael A. Bauer                              1993                 Chairman of the Board of the Company; President
(Age 49)                                                           and Chief Executive Officer of the Bank;
                                                                   Chairman of the Board of Bancard; Director of
                                                                   the Company, the Bank and Bancard
James J. Brownson                             1997                 Secretary of the Bank; Director of the Company
(Age 53)                                                           and the Bank
Robert A.Van Vooren                           1997                 Director of the Company and the Bank
(Age 65)

         All of the Company s directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. All of the Company's executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of the Company s directors or executive officers have been selected for their respective positions.

         The business experience of each of the nominees and continuing directors for the past five years is as follows:

         Michael A. Bauer, prior to co-founding the Company, was employed from 1971 to 1992 by the Davenport Bank and Trust Company ("DB&T"), a bank located in Davenport, Iowa with assets as of December 31, 1992 of approximately $1.4 billion. In January, 1992 he was named DB&T's President and Chief Operating Officer, while from 1989 to 1992, he served as Senior Vice President in charge of all lending. Mr. Bauer served as Vice President in charge of Correspondent Banking for DB&T from 1981 to 1989. Mr. Bauer has served as a director and past President of Junior Achievement of the Quad Cities Area, director and past President of the Illowa Council for the Boy Scouts of America, director and past President of the Friendly House in Davenport, and past director and Vice Chairman of United Way. He is a director of St. Ambrose University and the Quad City Sports Center, and a director and Vice President of Genesis Health Services Foundation. Mr. Bauer is also a member of Crow Valley Golf Club and the Rotary Club of Davenport, a director and President-elect of the Iowa Independent Bankers Association and a director of the Kahl Home for the Aged and Infirm in Davenport.

         James J. Brownson is the President of W.E. Brownson Co., a manufacturers' representative agency located in Davenport, Iowa, and has been in that position since 1978. Mr. Brownson began his career in 1967 as a staff auditor with Arthur Young & Co., CPA's, of Chicago, Illinois. From 1969 until 1978 Mr. Brownson was employed by DB&T, where he left as Senior Vice President and Cashier. Mr. Brownson has been Director and Secretary of the Bank since October, 1993. He also serves on the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and is a past member of the National Sales Representative Council of Dayton Rogers Manufacturing Co., Minneapolis, Minnesota.

         Richard R. Horst has been a portfolio manager with Thompson, Plumb & Associates since March, 1994. He was the Executive Vice President of Electronic Exchange and Transfer Corporation, an on-line transaction processing business headquartered in Rock Island, Illinois, from November, 1992 to August, 1993. From 1981 to 1992, Mr. Horst was the Senior Vice President and Cashier of DB&T, having joined DB&T in 1980 as a correspondent banking officer. Prior to such time he was with the Farmers Savings Bank of Princeton, Iowa. Mr. Horst is the President of the Scott Community College Foundation.

         Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding the Company in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation and mergers and acquisitions. Mr. Hultquist serves on the Board of Directors of the PGA John Deere Classic and is its Vice Chairman of Finance. He is a member of the Augustana College Board of Trustees and serves on its Planned Giving Council. He recently served on the Board of Directors of Short Hills Country Club and Junior Achievement of the Quad Cities. Mr. Hultquist is also a member of the American Institute of CPAs, the Iowa Society of CPAs and the Quad City Estate Planning Council.

         Ronald G. Peterson is the President and Chief Executive Officer of the First State Bank of Western Illinois, located in La Harpe, Illinois, and has served in that position since 1982. He is currently a member of the Board of Directors of the Illinois Bankers Association, and serves on its Federal Legislative Committee. He has served as the President of the Hancock County Bankers Association, President of the Western Illinois Bank Management Association and President of the Western Illinois University Foundation. Mr. Peterson is also a director of Lamoine Bancorp, Inc.

         John W. Schricker has been the President of Bancard since March, 1995. From April, 1994, until Bancard was organized in March, 1995, he was the manager of the Bank's Credit Card Division. Prior to that, he was a Vice President with Electronic Exchange and Transfer Corporation. Mr. Schricker was with DB&T from 1975 to 1992 as Vice President in charge of the Credit Card Division.

         Robert A. Van Vooren is a senior partner with the law firm of Lane and Waterman, which has offices in Davenport, Iowa and Rock Island, Illinois. Mr. Van Vooren graduated from Marquette University and the Northwestern University School of Law. He is admitted to the Bar in both Iowa and Illinois, and is a past President of the Iowa State Bar Association. Mr. Van Vooren is a Fellow of the American College of Trial Lawyers and is listed in the 'Best Lawyers of America' publication. He is very active in community affairs and has held leadership positions in many of the civic organizations of the Quad Cities.

Board Committees and Meetings

         The committees of the Board of Directors of the Company are the Audit Committee, the Board Affairs Committee, the Compensation and Benefits Committee and the Technology Committee.

         The Audit Committee consists of directors Horst and Peterson, and Joyce
E. Bawden and John Lawson, directors of the Bank. The Audit Committee is responsible for overseeing the internal and external audit functions. The committee reviews and approves the scope of the annual external audit and consults with independent auditors regarding the results of their auditing procedures. During the year ended June 30, 1998 the committee met twice.

         The Board Affairs Committee consists of directors Bauer, Hultquist and Brownson, and Mark Kilmer and Marc Slivken, directors of the Bank. The committee reviews Board policies and various corporate governance issues.
During the year ended June 30, 1998, the Board Affairs Committee met twice.

         The Compensation and Benefits Committee consists of directors Bauer, Hultquist and Van Vooren, and Joyce E. Bawden and John H. Harris, directors of the Bank. The Compensation and Benefits Committee has authority to perform policy reviews and to oversee and direct the compensation and personnel functions. Messrs. Bauer and Hultquist do not participate in any decisions involving their own compensation. During the year ended June 30, 1998, the committee met two times.

         The Technology Committee consists of directors Bauer and Hultquist and Bank directors John Lawson and John H. Harris. The Technology Committee reviews the technology plans of the Company and the Bank for the next several years, including with respect to Year 2000 issues. During the year ended June 30, 1998, the committee met twice.

         A total of 11 regularly scheduled and special meetings were held by the Board of Directors of the Company during the year ended June 30, 1998. During that time, all directors attended at least 75 percent of the meetings of the Board and the committees on which they served during the period they served on the Board.

         Outside directors of the Company receive fees of $300 for attendance at each meeting of the Board of Directors of the Company and $150 per committee meeting attended. Prior to January 1, 1998, outside directors of the Bank received fees of $300 per meeting for attendance at meetings of the Board of Directors of the Bank and $150 for attendance at meetings of committees. Beginning January 1, 1998, outside directors of the Bank receive quarterly fees of $625, and receive $100 for attendance at meetings of committees.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation paid or granted to the Company's Chief Executive Officer and the other executive officers of the Company who had an aggregate salary and bonus which exceeded $100,000 for the fiscal year ended June 30, 1998.


                                                SUMMARY COMPENSATION TABLE


                                                                             Long Term
                                                                            Compensation
                                                Annual Compensation            Awards
============================================================================================================
             (a)                   (b)           (c)           (d)              (g)                  (i)
                                                Fiscal
                                                 Year                        Securities           All Other
          Name and                Ended                                      Underlying         Compensation
     Principal Position         June 30th   Salary($)(1)   Bonus($)(2)    Options/SARs(#)            ($)
============================================================================================================
Douglas M. Hultquist               1998       $125,000       $50,000             5,000            $ 8,643(3)
President and Chief Executive      1997       $110,000       $40,000             5,000            $ 6,667(4)
Officer of the Company and         1996       $104,000       $30,000              ---             $ 7,796(5)
Chairman of the Bank
============================================================================================================

Michael A. Bauer                   1998       $125,000       $50,000             5,000            $ 8,643(3)
Chairman of the Company,           1997       $110,000       $40,000             5,000            $ 6,667(4)
President and Chief Executive      1996       $104,000       $30,000               ---            $ 7,796(5)
Officer of the Bank
============================================================================================================

John W. Schricker                  1998       $ 50,000       $74,140               75            $178,434(3)
President of Bancard               1997       $ 50,000       $96,467              150             $ 7,552(4)
                                   1996       $ 30,000       $65,636               50             $ 4,777(5)
============================================================================================================

     (1)  Includes  amounts   deferred  under  the  Quad  City  Holdings,   Inc.
     401(k)/Profit Sharing Plan (the "401(k) Plan").

     (2) Mr. Schricker's annual bonus compensation is based upon the annual net income of Bancard, and is intended to comprise a substantial portion of Mr. Schricker's annual compensation.

     (3) Messrs. Hultquist, Bauer and Schricker had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 1998 in the amounts of $7,803, $7,803 and $8,179, respectively, and received term life insurance which had a per person premium cost of $840 for Messrs. Bauer and Hultquist, and $957 for Mr. Schricker. Mr. Schricker also received a one-time payment of $169,298 in connection with the revenue received as a result of the restructuring of the agreement with Bancard's independent sales organization.

     (4) Messrs. Hultquist, Bauer and Schricker had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 1997 in the amounts of $5,827, $5,827 and $7,216, and received term life insurance which had a per person premium cost of $840, $840 and $336, respectively.

     (5) Messrs. Hultquist, Bauer and Schricker had contributions made to the 401(k) Plan for their benefit for the plan year ended June 30, 1996 in the amounts of $7,096, $7,096 and $4,575, and received term life insurance which had a per person premium cost of $699, $699 and $202, respectively.

         The following table sets forth certain information concerning the number and value of stock options and stock appreciation rights ("SARs") granted in the last fiscal year to the individuals named in the Summary Compensation Table.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                   Individual Grants
==================================================================================================
     (a)                  (b)              (c)                 (d)                      (e)
                                        % of Total
                      Options/SARs     Options/SARs
                        Granted         Granted to       Exercise or Base            Expiration
     Name                (#)(1)     Employees in Fiscal     Price ($/Sh)                 Date
                                           Year
=================================================================================================
Michael A. Bauer        5,000(2)           20%                 $32.00               June 30, 2008

=================================================================================================

Douglas M. Hultquist    5,000(2)           20%                 $32.00               June 30, 2008

=================================================================================================

John W. Schricker          75              .3%                 $32.00               June 30, 2008

=================================================================================================

(1) Options and SARs vest in five equal annual portions beginning one year from the June 30, 1998 date of grant.

(2)  Represents SARs.

         The following table sets forth certain information concerning the number of stock options at June 30, 1998 held by the individuals named in the Summary Compensation Table.



          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                OPTION/SAR VALUES

      (a)                   (b)              (c)                     (d)                         (e)
                                                                   Number of                    Value of
                                                                  Securities                  Unexercised
                                                                  Underlying                  in-the-money
                                                                  Unexercised                 Options/SARs
                                                                 Options/SARs at                    at
                                                                    FY-End (#)                   FY-End ($)
                                                          ===========================================================
                       Shares Acquired
      Name             on Exercise (#)   Value Realized   Exercisable   Unexercisable   Exercisable    Unexercisable
                                               ($)
=====================================================================================================================

Michael A. Bauer             ---              $---              30,000          10,000       $648,500         $67,750

=====================================================================================================================

Douglas M. Hultquist         ---              $---              30,000          10,000       $648,500         $67,750

=====================================================================================================================

John W. Schricker            ---              $---                 530             545       $ 11,340         $ 9,022

=====================================================================================================================

         Employment Agreements. The Company entered into employment agreements with Messrs. Bauer and Hultquist dated July 1, 1993. These agreements each have a three year term and in the absence of notice from either party to the contrary, the employment term under each agreement extends for an additional one year on the anniversary of each agreement. Under these agreements, Messrs. Bauer and Hultquist will each receive minimum salaries of $100,000. The agreements include provisions for the increase of the officer's salary, performance bonuses, membership in a Quad Cities country club, an automobile allowance and participation in the Company's benefit plans. The Company has also entered into an employment agreement with John W. Schricker, the President of Bancard, dated July 1, 1997. Under the agreement, Mr. Schricker receives a base annual salary of $50,000, plus an annual bonus equal to 12% of Bancard's first $200,000 of annual net income, 10.5% of the next $300,000, 9% of the next $500,000 and 7.5% of any annual net income in excess of $1,000,000. Mr. Schricker is also entitled to participate in the Company's benefit plans.

         All of  the  agreements  are  terminable  at any  time  by  either  the
Company's  Board  of  Directors  or the  respective  officer.  The  Company  may terminate the agreements at any time for cause without incurring any post-termination obligation to the terminated officer. Each agreement provides severance benefits in the event the officer is terminated without cause, including severance compensation equal to one year of the officer's salary for Messrs. Bauer and Hultquist, and six months for Mr. Schricker. The Company also must pay the officer all accrued salary, vested deferred compensation and other benefits then due the officer. If the officer is terminated upon a change in control, the officer is to be paid severance compensation equal to three times his salary for Messrs. Bauer and Hultquist, and two times salary for Mr. Schricker, at the rate then in effect at the time of termination. Each of Messrs. Hultquist and Bauer is prohibited from competing with the Company or its subsidiaries within a 20-mile radius of the Company's main office for a period of two years following the termination of his employment agreement. In the case of Mr. Schricker, the radius is 200 miles and the term is one year.

                          TRANSACTIONS WITH MANAGEMENT

         Directors and officers of the Company and the Subsidiaries and their associates were customers of and had transactions with the Company and the Bank during the fiscal year ended June 30, 1998. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. From July 1, 1997 through June 30, 1998, Bancard paid approximately $1,800,000 to Nobel Electronic Transfer, LLC ("Nobel"), for merchant credit card processing services. John W. Schricker, a director of the Company and the President and a director of Bancard, is a principal of Nobel. Management of the Company believes that the terms on which Nobel provides such services to Bancard were no less favorable to the Company than would have been obtained from unaffiliated third parties.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the Company s Common Stock beneficially owned on September 2, 1998, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. To the best of the Company's knowledge, no person was the beneficial owner of more than five percent of the Company s Common Stock as of September 2, 1998.

Name of Individual and                        Amount and Nature of       Percent
Number of Persons in Group                   Beneficial Ownership(1)    of Class
--------------------------                   -----------------------    --------

Directors and Nominees

Michael A. Bauer                                    47,471(2)              3.1%
James J. Brownson                                   10,285(3)                *
Douglas M. Hultquist                                47,491(4)              3.1%
Richard R. Horst                                    12,920(5)                *
Ronald G. Peterson                                   2,800(6)                *
John W. Schricker                                   10,265(7)                *
Robert A. Van Vooren                                 8,720(8)                *
All directors and executive officers               141,941(9)              8.9%
as a group (8 persons)
------------------------------------

*   Less than 1%.

         (1) Amounts reported include shares held directly, including certain shares subject to warrants and options, as well as shares held in retirement accounts, by certain members of the named individuals' families or held by trusts of which the named individual is a trustee or substantial beneficiary. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and sole investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

         (2) Includes 30,250 shares subject to warrants or options which are presently exercisable and over which Mr. Bauer has no voting and sole investment power and 3,050 shares held in an IRA account, over which Mr. Bauer has shared voting and investment power. Excludes 1,000 option shares which vest next year.

         (3) Includes 2,780 shares subject to warrants or options which are presently exercisable and over which Mr. Brownson has no voting and sole investment power. Also includes 1,260 shares held jointly by Mr. Brownson and his spouse and 900 shares held by his spouse, over which shares Mr. Brownson has shared voting and investment power. Excludes 520 option shares which will vest over the next five years.

         (4) Includes 30,250 shares subject to warrants or options which are presently exercisable and over which Mr. Hultquist has no voting and sole investment power and 2,900 shares held by his spouse or for the benefit of his children, over which Mr. Hultquist has shared voting and investment power. Excludes 1,000 option shares which vest next year.

         (5) Includes 540 shares subject to warrants or options which are presently exercisable and over which Mr. Horst has no voting and sole investment power, 100 shares held in an IRA account, over which shares Mr. Horst has shared voting and investment power, and 1,300 shares held by his spouse, over which he has shared voting and no investment power. Excludes 760 option shares which will vest over the next five years.

         (6) Includes 540 shares subject to options which are presently exercisable and over which Mr. Peterson has no voting and sole investment power. Also includes 300 shares held in joint tenancy by Mr. Peterson and his spouse, over which shares Mr. Peterson has shared voting and investment power. Excludes 760 option shares which vest over the next five years.

         (7) Includes 530 shares subject to warrants or options which are presently exercisable and over which Mr. Schricker has no voting and sole investment power. Also includes 133 shares held in an IRA account, over which shares Mr. Schricker has shared voting and investment power. Excludes 545 option shares which will vest over the next five years.

         (8) Includes 220 shares subject to options which are presently exercisable and over which Mr. Van Vooren has no voting and sole investment power. Excludes 480 option shares which will vest over the next five years.

         (9) Excludes 6,805 option shares not presently exercisable.

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company s executive officers and directors and persons who own more than 10% of the Company s Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the Company s shares of Common Stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company s review of the copies of such forms, the Company is not aware that any of its directors, executive officers or 10% stockholders failed to comply with the filing requirements of Section 16(a) during the period commencing July 1, 1997 through June 30, 1998.


             PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

         The Board of Directors of the Company has unanimously approved an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation (the "Certificate") that would increase the number of authorized shares of the Company's Common Stock, $1.00 par value per share, from 2,500,000 shares to 5,000,000 shares. The Board of Directors has also approved a resolution providing for a three-for-two stock split of the Common Stock in the form of a stock dividend if the Amendment is approved. No distribution date for any such stock split has yet been determined. As of September 2, 1998, the Company had 1,520,474 shares of Common Stock issued and outstanding.

         The Board of Directors has proposed adoption of the Amendment for several reasons, including those set forth below. First, the Amendment will provide for the additional shares of Common Stock necessary to effectuate the proposed stock split. As a result of the stock split, the number of shares of Common Stock owned by each of the Company's stockholders as of the record date for the stock split will increase by 50%, and each such share will have approximately two-thirds of the per share value of Common Stock prior to the stock split. The decrease in the per share value of Common Stock should also lead to a commensurate decrease in the per share market price, thus making an investment in Common Stock by existing or potential stockholders of the Company more readily possible.

         Second, the additional shares authorized by the Amendment will provide management with enough shares of Common Stock to enter into certain transactions involving the use of Common Stock that may be advisable from time to time. Such transactions could include, but are not limited to, the acquisition by the Company of additional branch locations, subsidiaries or bank or thrift holding companies. Although no such transactions are planned for the immediate future, management and the Board of Directors believe that it is in the Company's best interests to have available a sufficient number of authorized shares of Common Stock if such transactions become advisable.

         Third, the additional shares of Common Stock authorized by the Amendment could be used to raise additional working capital for the Company or the Subsidiaries. The Board of Directors does not currently have any plans to raise capital through the issuance of additional shares or otherwise, but these shares would be available for that purpose.

         The increase in the number of shares of Common Stock authorized by the Amendment will allow for the possibility of substantial dilution of the voting power of current stockholders of the Company, although no dilution will occur as a direct result of the proposed stock split. The degree of any such dilution which would occur following the issuance of any additional shares of Common Stock, including any newly authorized Common Stock, would depend upon the number of shares of Common Stock that are actually issued in the future, which number cannot be determined at this time. Issuance of a large number of such shares could significantly dilute the voting power of existing stockholders.

         The existence of a substantial number of authorized and unissued shares of Common Stock could also impede an attempt to acquire control of the Company because the Company would have the ability to issue additional shares of Common Stock in response to any such attempt. The Company is not aware of any such attempt to acquire control at this time, and no decision has been made as to whether any or all newly authorized but unissued shares of Common Stock would be issued in response to any such attempt.

         To be approved by the Company's stockholders, the Amendment must receive the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the Amendment at the annual meeting. The Board of Directors recommends that you vote your shares FOR the Amendment.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal executive offices at 3551-7th Street, Moline, Illinois 61265, on or before May 12, 1999, to be considered for inclusion in the Company's Proxy Statement and proxy relating to such meeting.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Representatives of McGladrey & Pullen, LLP, the Company's independent public accountants since 1993, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                     GENERAL

         Your proxy is solicited by the Board of Directors and the cost of solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company or the Subsidiaries, acting on the Company s behalf, may solicit proxies by telephone, facsimile or personal interview. The Company will, at its expense, upon the receipt of a request from brokers and other custodians, nominees and fiduciaries, forward proxy soliciting materials to the beneficial owners of shares held of record by such persons.

                                 OTHER BUSINESS

         It is not anticipated that any action will be asked of the stockholders on any matters other than as set forth above, but if other matters properly are brought before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

                           FAILURE TO INDICATE CHOICE

         If any stockholder fails to indicate a choice in items (1) or (2) on the proxy card, the shares of such stockholder shall be voted (FOR) each instance.

                              REPORT ON FORM 10-KSB

THE COMPANY'S REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) WILL BE INCLUDED AS PART OF THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS, WHICH WILL BE MAILED TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE FOR THE ANNUAL MEETING. THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, AND TO EACH PERSON REPRESENTING THAT HE OR SHE WAS A BENEFICIAL OWNER OF THE COMPANY S COMMON STOCK AS OF THE RECORD DATE FOR THE MEETING, UPON WRITTEN REQUEST, A COPY OF THE COMPANY S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TOGETHER WITH THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. SUCH WRITTEN REQUEST SHOULD BE SENT TO MR. DOUGLAS M. HULTQUIST, QUAD CITY HOLDINGS, INC., 3551-7th STREET, MOLINE, ILLINOIS 61265.

                       By order of the Board of Directors


/s/ Michael A. Bauer                                 /s/ Douglas M. Hultquist
----------------------------                         ---------------------------
Michael A. Bauer                                     Douglas M. Hultquist
Chairman                                             President


Moline, Illinois
September 9, 1998

                       ALL STOCKHOLDERS ARE URGED TO SIGN
                         AND MAIL THEIR PROXIES PROMPTLY

PROXY                         QUAD CITY HOLDINGS, INC.                     PROXY


                  Proxy is Solicited By the Board of Directors
           For the Annual Meeting of Stockholders -- October 21, 1998

         The undersigned hereby appoints Michael A. Bauer, James J. Brownson and Douglas M. Hultquist, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of Common Stock that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of Quad City Holdings, Inc., to be held at the Jumer's Castle Lodge, 900 Spruce Hills Drive, Bettendorf, Iowa 52722, on Wednesday, October 21, 1998, at 10:00 a.m., local time, or any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.

|_|  Check here for address change.   |_| Check here if you plan to attend the
     New Address:                         meeting.



                  (Continued and to be signed on reverse side.)

1.  Nominees: Douglas M. Hultquist and
    John W. Schricker

2.  Amendment to the Certificate of
    Incorporation to increase the number
    of authorized shares of Common Stock
    from 2,500,000 to 5,000,000


                                       This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.


                                       Dated: ____________________________, 1998

                                       Signature(s) ____________________________
                                       _________________________________________

                                       Please date proxy and sign it exactly as name appears hereon. Joint owners should each sign personally. Executors, trustees, etc., should indicate their titles when signing.